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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-45696 and 333-53906) of Akamai Technologies, Inc. and incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-37810, 333-36518, 333-35464, 333-35470, 333-35462, 333-31668,
333-89887, and 333-89889) of Akamai Technologies, Inc. of our report dated January 22, 2001, relating to the consolidated financial statements and consolidated financial statement schedules, which appears in this form 10-K.


                                                  /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 9, 2001